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                                                                    EXHIBIT 10.2

                    [Spanish Broadcasting System, inc. Logo]

March 3, 2004

Joseph A. Garcia
14021 SW 67 Ct.
Miami, FL 33158

Dear Joseph A. Garcia:

Pursuant to the terms and conditions of the Spanish Broadcasting System, Inc. 1999 Stock Option Plan (the "Plan") and/or your Employment Agreement, if applicable, you have been granted an Incentive Stock Option, subject to limitations set forth by the Internal Revenue Code of 1986, as amended from time to time, to purchase 16,976 shares (the "Option") of Class A common stock as outlined below.

             Granted To:            Joseph A. Garcia

           Granted Date:            January 21, 2004

         Option Granted:            16,976

Option Price per Share: $11.78      Total Cost to Exercise:   $199,977.28

        Expiration Date:   January 21, 2014, unless terminated earlier.

       Vesting Schedule:   Special Vesting as follows:

                           8,488 on 01/21/2007
                           8,488 on 01/21/2007

        Transferability:   Not transferable except in accordance with the Plan.

                                        Spanish Broadcasting System, Inc.

                                        By: /s/ Joseph A. Garcia

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of a copy of the Plan and agree to conform to all of the terms and conditions of the Option and the Plan.

Signature: /s/ Joseph A. Garcia                       Date:   03/15/04
           ----------------------
               Joseph A. Garcia